UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2023 (May 18, 2023)

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 – Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Certifying Accountant.

Effective May 18, 2023, Riot Platforms, Inc. (“Riot” or the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, not as a result of any disagreement on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure.

Except as described below, the reports of Marcum on the financial statements of Riot for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, during Riot’s fiscal years ended December 31, 2022 and 2021, as well as the subsequent interim periods through May 18, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such fiscal years.

There were reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2022 and December 31, 2021, as adverse opinions on the effectiveness of the Company’s internal control over financial reporting related to the existence of a material weakness for the fiscal year ended December 31, 2022, and the existence of material weaknesses for the fiscal year ended December 31, 2021. Specifically, in the preceding two years, Marcum’s report on the financial statements of the Company contained adverse opinions for the fiscal year ended December 31, 2021 regarding the Company’s IT-related user access controls, change management controls, controls to ensure that data received from third parties pertaining to our mining revenue and Bitcoin on the balance sheet was complete and accurate, and controls relating to the inputs and assumptions of the valuation of intangible assets as identified in the accounting for our business combinations therein were reasonable, additionally it was determined that there were ineffective automated process-level and manual controls that are dependent upon the information derived from relevant systems. For the fiscal year ended December 31, 2022, Marcum’s report contained an adverse opinion regarding the Company’s control pertaining to the review of its Bitcoin for potential impairment.

The decision to dismiss Marcum and retain a new principal accounting firm was recommended and approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”).

The Company has provided Marcum with a copy of the disclosures it is making in this Item 4.01(a) of this Report and requested that Marcum furnish a letter addressed to the Commission stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated May 22, 2023 is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Certifying Accountant

Effective May 18, 2023, Riot engaged Deloitte & Touche (“Deloitte”) as the Company’s new independent registered public accounting firm, commencing with the review of the financials for the quarter ending June 30, 2023, as recommended, authorized and approved by the Audit Committee.

During the years ended December 31, 2022 and 2021, and the subsequent interim period through May 18, 2023, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

16.1Letter of Marcum LLP to the Securities and Exchange Commission dated May 22, 2023.

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S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: May 22, 2023